EXHIBIT 23(a)


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of First Federal Bancorp, Inc., on Form S-8 of our report dated October 24, 2001, on the consolidated statement of financial condition of First Federal Bancorp, Inc., as of September 30, 2001 and 2000, and the consolidated statements of income, stockholders' equity and cash flows for each of the two years ended September 30, 2001.


                                       /s/ BKD, LLP


Cincinnati, Ohio
May 14, 2002